UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2021

Teledyne Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California	91360-2362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Background

As previously announced, Teledyne Technologies Incorporated (“Teledyne”) entered into an Agreement and Plan of Merger dated January 4, 2021 (the “Merger Agreement”), with FLIR Systems, Inc., a Delaware corporation (“FLIR”), Firework Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Teledyne (“Merger Sub I”), Firework Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Teledyne (“Merger Sub II”), and Teledyne that provides for a two-step merger (the “Mergers”) that will result in FLIR becoming a wholly owned subsidiary of Teledyne. In connection with the Merger Agreement, Teledyne entered into a commitment letter dated January 4, 2021 (as supplemented by that certain Joinder Letter to Bridge Facility dated as of January 19, 2021 (the “Joinder Letter”), and as further amended, supplemented or otherwise modified, the “Bridge Facility Commitment Letter”) with BofA Securities, Inc., Bank of America, N.A. (“Initial Bridge Lender”) and the other lenders party to that Joinder Letter pursuant to which the Initial Bridge Lender and such other lenders committed to provide Teledyne with a $4.5 billion senior 364-day bridge term loan facility (the “Bridge Facility”).

2021 Term Loan Credit Agreement

On March 4, 2021, Teledyne, as borrower, entered into a Term Loan Credit Agreement with the several banks and other financial institutions from time to time parties thereto as lenders and Bank of America, N.A., as administrative agent (the “2021 Term Loan Credit Agreement”). Pursuant to the 2021 Term Loan Credit Agreement, the lenders thereunder have committed to make unsecured term loans of up to $1,000,000,000. The loans will finance in part the cash portion of the consideration for the Mergers and other fees and expenses in connection with the Mergers. The credit facilities under the 2021 Term Loan Credit Agreement replace $1,000,000,000 of the commitments of the Initial Bridge Lender under the Bridge Facility Commitment Letter.

Loans made under the 2021 Term Loan Credit Agreement mature on March 4, 2026. Interest accrues on the loans made under the 2021 Term Loan Credit Agreement at variable rates which are, at the borrower’s option, tied to either a eurocurrency rate (as defined in the 2021 Term Loan Credit Agreement), determined with reference to the London Interbank Offered Rate (LIBOR) plus an applicable margin, or a base rate (as defined in the 2021 Term Loan Credit Agreement) determined with reference to the highest of the federal funds rate plus 50 bps, Bank of America, N.A.’s prime rate and the eurocurrency rate plus 100 bps, plus an applicable margin. Eurocurrency rate-based loans under the 2021 Term Loan Credit Agreement have interest periods of one, two, three or six months, as selected by the borrower. The applicable margin used in determining the interest on both eurocurrency rate loans and base rate loans are subject to change based on Teledyne’s debt rating from time to time. Within 30 days after the closing of the Mergers, Teledyne FLIR, LLC, which shall be the surviving entity of the merger of FLIR into subsidiaries of Teledyne as part of the Mergers (“Teledyne FLIR”), will become a subsidiary guarantor of Teledyne’s obligations under the 2021 Term Loan Credit Agreement.

The 2021 Term Loan Credit Agreement contains customary representations, covenants and events of default that are substantially similar to the representations, covenants and events of default set forth in the Amended and Restated Credit Agreement (as defined and described below).

Amended and Restated Credit Agreement

On March 4, 2021, Teledyne, as borrower and guarantor, and certain of its foreign subsidiaries, as designated borrowers, entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”), which amends and restates in its entirety Teledyne’s Amended and Restated Credit Agreement dated as of March 1, 2013, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 4, 2015, that certain Second Amendment to Amended and Restated Credit Agreement dated as of January 17, 2017, that certain Third Amendment to Amended and Restated Credit Agreement dated as of March 17, 2017, that certain Fourth Amendment to the Amended and Restated Credit Agreement, dated as of March 15, 2019, that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of October 30, 2019 and that certain Sixth Amendment to Amended and Restated Credit Agreement dated as of January 19, 2021 (the “Prior Credit Agreement”).

Pursuant to the Amended and Restated Credit Agreement, (i) the lenders thereunder have committed to make revolving loans, including revolving loans to repay swing line loans made thereunder by the Swing Line Lender (as defined therein), and/or to reimburse draws under letters of credit issued thereunder by the L/C Issuer (as defined therein) in an aggregate amount of up to (a) prior to the consummation of the Mergers on the Full Availability

Closing Date (as defined therein), including if the Full Availability Closing Date does not occur, $750,000,000, and (b) on and after the Full Availability Closing Date, $1,150,000,000, (ii) the L/C Issuer will issue such letters of credit in an aggregate face amount up to (a) prior to the Full Availability Closing Date, $100,000,000, and (b) on and after the Full Availability Closing Date, $500,000,000, and (iii) the Swing Line Lender will make such swing line loans in an aggregate amount up to $10,000,000. Teledyne Netherlands B.V. and Teledyne Digital Imaging, Inc., each of which is a subsidiary of Teledyne, are each a designated borrower under the Amended and Restated Credit Agreement with the right to request that the lenders advance revolving loans thereunder directly to such designated borrower. Teledyne has guaranteed the obligations of each such designated borrower. The commitments of the lenders under the Amended and Restated Credit Agreement may be utilized by Teledyne to refinance outstanding letters of credit for the account of FLIR and its subsidiaries at the closing of the Mergers on the Full Availability Closing Date. The commitments of the lenders under the Amended and Restated Credit Agreement have not reduced the commitments of the lenders under the Bridge Facility Commitment Letter.

Loans made under the Amended and Restated Credit Agreement mature on March 4, 2026. Interest accrues on the loans made under the Amended and Restated Credit Agreement in substantially the same manner as the 2021 Term Loan Credit Agreement, provided that each swing line loan bears interest at a rate per annum equal to the base rate plus the applicable rate.

Teledyne Brown Engineering, Inc., Teledyne Instruments, Inc., Teledyne Technologies International Corp. and Teledyne Defense Electronics, LLC, each a subsidiary of Teledyne, were previously subsidiary guarantors of the loans under the Prior Credit Agreement. Each such subsidiary is no longer a subsidiary guarantor of the loans under the Amended and Restated Credit Agreement. Within 30 days after the closing of the Mergers, Teledyne FLIR will become a subsidiary guarantor of Teledyne’s obligations under the Amended and Restated Credit Agreement.

Teledyne does not have any intention to cause the designated borrowers to borrow any amounts under the Amended and Restated Credit Agreement in the future.

The Amended and Restated Credit Agreement contains customary representations, covenants and events of default that are substantially similar to the representations, covenants and events of default set forth in the Prior Credit Agreement.

Second Amendment to 2019 Term Loan Credit Agreement

On March 4, 2021, Teledyne and its subsidiary, Teledyne Netherlands B.V., as borrowers, entered into an amendment (the “Second 2019 Term Loan Amendment”) to Teledyne’s Amended and Restated Term Loan Credit Agreement dated as of October 30, 2019, as amended by that certain First Amendment to Amended and Restated Term Loan Agreement dated as of January 19, 2021 (the “2019 Term Loan Credit Agreement”). The Second 2019 Term Loan Amendment amends the Consolidated Net Debt to EBITDA Ratio (as defined therein) to conform to the same financial covenant included in each of the Amended and Restated Credit Agreement and the 2021 Term Loan Credit Agreement.

In addition, the Second 2019 Term Loan Amendment included conditions for the release of Teledyne Brown Engineering, Inc., Teledyne Instruments, Inc., Teledyne Technologies International Corp. and Teledyne Defense Electronics, LLC as subsidiary guarantors of the term loans under the 2019 Term Loan Credit Agreement. All release conditions were satisfied on March 4, 2021 and the subsidiary guarantees have been released. Within 30 days after the closing of the Mergers, Teledyne FLIR will become a subsidiary guarantor of Teledyne’s obligations under the 2019 Term Loan Credit Agreement.

General

In the ordinary course of their respective businesses, certain of the lenders and the other parties to the Amended and Restated Credit Agreement, the 2021 Term Loan Credit Agreement and the 2019 Term Loan Credit Agreement (as amended) and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with Teledyne and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

The descriptions set forth above are qualified in their entirety by the 2021 Term Loan Credit Agreement, the Amended and Restated Credit Agreement and the Second 2019 Term Loan Amendment, copies of which are filed as exhibits to this report and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into this item 2.03 by reference.

Item 8.01	Other Events.

Teledyne and its subsidiary Teledyne Netherlands B.V. have issued various series of notes under Note Purchase Agreements dated September 23, 2014, August 27, 2015 and April 18, 2017 (the “Note Purchase Agreements”), of which approximately $464 million are outstanding (the “NPA Notes”). On March 2, 2021, Teledyne delivered an irrevocable notice of prepayment (the “Prepayment Notice”) to the holders of the outstanding NPA Notes. The Prepayment Notice provides that Teledyne and Teledyne Netherlands, B.V. will prepay the outstanding NPA Notes on March 17, 2021 in an amount equal to the principal balance, accrued interest and a make-whole amount calculated under each applicable Note Purchase Agreement. When the NPA Notes are prepaid in full on March 17, 2021, all subsidiary guarantees of the NPA Notes will also be automatically terminated and released.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX

Description

Exhibit 10.1*	Term Loan Credit Agreement dated as of March 4, 2021, by and among Teledyne Technologies Incorporated, as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent

Exhibit 10.2*	Amended and Restated Credit Agreement dated as of March 4, 2021, by and among Teledyne Technologies Incorporated, as a borrower and guarantor, the designated borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer

Exhibit 10.3	Second Amendment to Amended and Restated Term Loan Credit Agreement dated as of March 4, 2021, by and among Teledyne Technologies Incorporated and Teledyne Netherlands BV, as borrowers, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Teledyne Technologies Incorporated hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: March 4, 2021